EXHIBIT NO. 99.(j) 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated January 28, 2026, and each included in this Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A, File No. 33-68310) of MFS Series Trust XI (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 13, 2025, with respect to the financial statements and financial highlights of MFS Mid Cap Value Fund (a series of MFS Series Trust XI) included in the Annual Report (Form N-CSR) for the year ended September 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

Ernst & Young LLP

Boston, Massachusetts

January 26, 2026